EX 99.19a-1

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	May-2021
Distribution amount per share	$0.02693

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00727	27%	$0.05224	27%
Net Realized ST Cap Gains	0.00054	2%	0.00967	5%
Net Realized LT Cap Gains	0.00835	31%	0.01935	10%
Return of Capital or Other Capital Source	0.01077	40%	0.11221	58%

Total (per common share)	$0.02693	100%	$0.19347	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2021	3.88%

Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2021	8.50%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2021	0.53%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2021	5.09%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0521

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	June-2021
Distribution amount per share	$ 0.02685

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00698	26%	$0.05949	27%
Net Realized ST Cap Gains	0.00000	0%	0.00881	4%
Net Realized LT Cap Gains	0.00081	3%	0.01983	9%
Return of Capital or Other Capital Source	0.01906	71%	0.13219	60%

Total (per common share)	$0.02693	100%	$0.22032	100%

Average annual total return (in relation to NAV) for the five years ended 5-31-2021	3.89%

Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2021	8.52%

Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2021	0.72%

Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2021	5.83%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0621

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	July-2021
Distribution amount per share	$0.02673

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00695	26%	$0.06670	27%
Net Realized ST Cap Gains	0.00000	0%	0.00741	3%
Net Realized LT Cap Gains	0.00134	5%	0.01976	8%
Return of Capital or Other Capital Source	0.01844	69%	0.15318	62%

Total (per common share)	$0.02673	100%	$0.24705	100%

Average annual total return (in relation to NAV) for the five years ended 6-30-2021	3.74%

Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2021	8.51%

Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2021	1.17%

Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2021	6.55%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0721

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	August-2021
Distribution amount per share	$0.02666

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00693	26%	$0.07390	27%
Net Realized ST Cap Gains	0.00000	0%	0.00821	3%
Net Realized LT Cap Gains	0.00480	18%	0.02463	9%
Return of Capital or Other Capital Source	0.01493	56%	0.16697	61%

Total (per common share)	$0.02666	100%	$0.27371	100%

Average annual total return (in relation to NAV) for the five years ended 7-31-2021	3.72%

Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2021	8.51%

Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2021	1.63%

Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2021	7.28%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0821

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	September-2021
Distribution amount per share	$0.02651

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00689	26%	$0.08106	27%
Net Realized ST Cap Gains	0.00000	0%	0.00901	3%
Net Realized LT Cap Gains	0.00000	0%	0.02402	8%
Return of Capital or Other Capital Source	0.01962	74%	0.18613	62%

Total (per common share)	$0.02651	100%	$0.30022	100%

Average annual total return (in relation to NAV) for the five years ended 8-31-2021	3.68%

Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2021	8.53%

Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2021	1.55%

Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2021	8.05%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0921

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	October-2021
Distribution amount per share	$0.02627

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00683	26%	$0.08489	26%
Net Realized ST Cap Gains	0.00053	2%	0.00979	3%
Net Realized LT Cap Gains	0.00657	25%	0.03265	10%
Return of Capital or Other Capital Source	0.01234	47%	0.19916	61%

Total (per common share)	$0.02627	100%	$0.32649	100%

Average annual total return (in relation to NAV) for the five years ended 9-30-2021	3.52%

Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2021	8.57%

Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2021	0.92%

Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2021	8.87%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-1021